EXHIBIT 21.1

SUBSIDIARIES OF ADVENT SOFTWARE, INC.

Name                                           State of Incorporation
------------------------------                 ----------------------
MicroEdge, Inc.                                New York
Advent Technology, Inc.                        Delaware
Bold Software, Inc.                            New York
Advent Australia, Pty., Ltd.                   Australia
HubData, Inc.                                  Massachusetts
Data Exchange, Inc.                            Pennsylvania
Rex Development, Inc.                          Delaware
Second Street Securities, Inc.                 Delaware


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